Exhibit 10.3

CONSENT TO SUBLEASE AGREEMENT
THIS CONSENT TO SUBLEASE AGREEMENT (this "Agreement") is made as of August 5, 2013, by and among BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), EXELIXIS INC., a Delaware corporation ("Tenant"), and SUTRO BIOPHARMA, INC., a Delaware corporation ("Subtenant").
R E C I T A L S
A.Reference is hereby made to that certain Lease dated as of May 24, 2001, between Landlord and Tenant (the "Original Lease"), as amended by that certain First Amendment to Lease dated as of February 29, 2003 ("First Amendment"), and that certain Second Amendment to Lease dated as of July 20, 2004 ("Second Amendment," together with the Original Lease and the First Amendment, collectively, the "Lease"), for certain premises (collectively, the "Premises") located at 240 East Grand Avenue ("Building"), in South San Francisco, California.
B.Pursuant to the terms of Article 13 of the Original Lease, Tenant has requested Landlord's consent to that certain Sublease dated on or about the date hereof, between Tenant and Subtenant (the "Sublease"), with respect to a subletting by Subtenant of a portion of the Premises consisting of approximately 17,948.92 rentable square feet of space on the first floor of the Building, as more particularly described in the Sublease (the "Sublet Premises"). A copy of the Sublease is attached hereto as Exhibit A. Landlord is willing to consent to the Sublease in the terms and conditions contained herein.
C.All defined terms not otherwise expressly defined herein shall have the respective meanings given in the Lease.
A G R E E M E N T
1.Landlord's Consent. Landlord hereby consents to the Sublease; provided, however, notwithstanding anything contained in the Sublease to the contrary, such consent is granted by Landlord only upon the terms and conditions set forth in this Agreement. The Sublease is subject and subordinate to the Lease. Landlord shall not be bound by any of the terms, covenant, conditions, provisions or agreements of the Sublease. Subtenant acknowledges for the benefit of Landlord that Subtenant accepts the Sublet Premises in their presently existing, "as-is" condition and that Landlord has made no representation or warranty to Subtenant as to the compliance of the Sublet Premises with any law, statute, ordinance, rule or regulation. Tenant and Subtenant hereby represent and warrant to Landlord that the copy of the Sublease attached hereto is a full, complete and accurate copy of the Sublease, and that there are no other documents or instruments relating to the use of the Sublet Premises by Subtenant other than the Sublease.
2.Reimbursement of Landlord. Within five (5) days after invoice, Tenant shall reimburse Landlord all of Landlord's reasonable costs and expenses incurred in connection with its review and consent of the Sublease and preparation and negotiation of this Agreement.

3.Non-Release of Tenant; Further Transfers. Neither the Sublease nor this consent thereto shall release or discharge Tenant from any liability, whether past, present or future, under the Lease or alter the primary liability of the Tenant to pay the rent and perform and comply with all of the obligations of Tenant to be performed under the Lease (including the payment of all bills rendered by Landlord for charges incurred by the Subtenant for services and materials supplied to the Sublet Premises). Neither the Sublease nor this consent thereto shall be construed as a waiver of Landlord's right to consent to any further subletting either by Tenant or by the Subtenant, or to any assignment by Tenant of the Lease or assignment by the Subtenant of the Sublease, or as a consent to any portion of the Sublet Premises being used or occupied by any other party; provided that Landlord hereby confirms that the provisions of Section 13.1 of the Lease relating to "Permitted Transfers" shall continue to apply to Tenant and shall also apply to Subtenant during the term of the Sublease. Landlord may consent to subsequent sublettings and assignments of the Lease or any amendments or modifications thereto without notifying Subtenant nor anyone else liable under the Sublease and without obtaining their consent. No such action by Landlord shall relieve such persons from any liability to Landlord or otherwise with regard to the Sublet Premises.
4.Relationship With Landlord. Tenant hereby assigns and transfers to Landlord the Tenant's interest in the Sublease and all rentals and income arising therefrom, subject to the terms of this Section 4. Landlord, by consenting to the Sublease agrees that until a default shall occur in the performance of Tenant's obligations under the Lease, Tenant may receive, collect and enjoy the rents accruing under the Sublease. In the event Tenant shall default in the performance of its obligations to Landlord under the Lease (whether or not Landlord terminates the Lease), Landlord may at its option by notice to Tenant, either (i) terminate the Sublease, (ii) elect to receive and collect, directly from Subtenant, all rent and any other sums owing and to be owed under the Sublease, as further set forth in Section 4.1, below, or (iii) elect to succeed to Tenant's interest in the Sublease and cause Subtenant to attorn to Landlord, as further set forth in Section 4.2, below.
4.1    Landlord's Election to Receive Rents. Landlord shall not, by reason of the Sublease, nor by reason of the collection of rents or any other sums from the Subtenant pursuant to Section 4, item (ii), above, be deemed liable to Subtenant for any failure of Tenant to perform and comply with any obligation of Tenant, and Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt of any written notice from Landlord stating that a default exists in the performance of Tenant's obligations under the Lease, to pay to Landlord the rents and any other sums due and to become due under the Sublease. Tenant agrees that Subtenant shall have the right to rely upon any such statement and request from Landlord, and that Subtenant shall pay any such rents and any other sums to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall not have any right or claim against Subtenant for any such rents or any other sums so paid by Subtenant to Landlord. Landlord shall credit Tenant with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from the Subtenant as the result of any such default shall in no manner whatsoever be deemed an attornment by the Landlord to Subtenant or by Subtenant to Landlord, be deemed a waiver by Landlord of any provision of the Lease, or serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreements under the Lease. Notwithstanding the foregoing, any other payment of rent from the Subtenant directly to Landlord, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by the Subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect.
4.2    Landlord's Election of Tenant's Attornment. In the event Landlord elects, at its option, to cause Subtenant to attorn to Landlord pursuant to Section 4, item (iii), above, Landlord shall undertake the obligations of Tenant under the Sublease from the time of the exercise of the option, but Landlord shall not (i) be liable for any prepayment of more than one month's rent or any security deposit paid by Subtenant, (ii) be liable for any previous act or omission of Tenant under the Lease or for any other defaults of Tenant under the Sublease, (iii) be subject to any defenses or offsets previously accrued which Subtenant may have against Tenant, or (iv) be bound by any changes or modifications made to the Sublease without the written consent of Landlord.
4.3    Operational Matters. Notwithstanding Landlord's consent to the Sublease as set forth herein, Landlord shall not be obligated to accept from Subtenant any payments of minimum rental or Tenant's Operating Cost Share of Operating Expenses due under the Lease, all of which shall be paid by Tenant as set forth in the Lease. Requests for Building services as provided under the Lease, including without limitation, parking privileges, repair and maintenance services, or any other services or obligations to be performed by Landlord under the terms of the Lease, shall be made by Tenant, and Landlord shall have no obligation to respond to any direct request of Subtenant regarding the same.
4.4    No Waiver. The acceptance of any amounts by Landlord from Subtenant or any other party shall not be deemed a waiver by Landlord of the obligation of Tenant to pay any or all amount due and owing under the Lease. The performance of any obligation required by Tenant under the Lease by Subtenant or any other party shall not be deemed a waiver by Landlord of the duty of Tenant to perform such obligation or any other obligation as to which performance is or becomes due under the Lease.
4.5    Acts of Subtenant. Any act or omission by Subtenant, or by any other person or entity for whose acts or omissions Tenant is liable or responsible under the terms of the Lease, that violates any of the provisions of the Lease, shall be deemed a violation of the Lease by Tenant, subject to any applicable notice and cure provisions contained in the Lease.
4.6    Indemnification. Subtenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Sublet Premises) and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Subtenant or by other persons claiming through Subtenant. Tenant shall indemnify, defend, protect, and hold Landlord harmless from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Subtenant or of any person claiming by, through or under Subtenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Subtenant or any such person, in, on or about the Building, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord. The provisions of this Section 4.6 shall survive the expiration or sooner termination of the Sublease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.
4.7    Insurance. Prior to Subtenant's occupancy of the Sublet Premises, Subtenant shall provide Landlord with certificates of all of the insurance required to be carried by Subtenant by the terms of the Sublease, which shall show Landlord as being an additional insured thereunder; provided, however, that, notwithstanding anything to the contrary set forth in Section 12 of the Sublease, Subtenant shall be required to carry Products/Completed Operations insurance pursuant to Section 12.1(a) of the Original Lease if and when Subtenant produces marketed or clinical products. The waiver of subrogation contained in Section 12.4 of the Original Lease shall apply as between Landlord and Subtenant.
4.8    No Consent to Alterations or Particular Use. Notwithstanding anything contained in the Sublease to the contrary, Landlord's consent to the Sublease as contained in this Agreement shall not be deemed to be a consent to (i) any alteration or work of improvement that Tenant or Subtenant may desire or intend in the Sublet Premises, except as expressly provided in Section 4.8.1, below, (ii) any use of hazardous, radioactive or toxic materials in or about the Sublet Premises, or (iii) any signage proposed to be installed for the benefit of Subtenant, except as expressly provided in Section 4.8.2, below.
4.8.1    Proposed Alterations. Landlord hereby approves of the proposed Subtenant alterations described in Exhibit D to the Sublease ("Preliminary Plans"); provided, however, that the parties hereto acknowledge that such Preliminary Plans do not consist of final, detailed construction drawings and accordingly, Landlord hereby reserves its right to review and approve, in accordance with Section 9 of the Lease, the final construction drawings for such alterations ("Final Construction Drawings"); provided further that Landlord shall only have the right to disapprove such Final Working Drawings to the extent the same are not a logical extension of, or are otherwise materially inconsistent with, the Preliminary Plans. Based upon the Preliminary Plans, Landlord does not anticipate requiring the removal of any of the alterations described therein at the end of the term of the Sublease.
4.8.2    Proposed Signage. Landlord hereby agrees that Subtenant shall be permitted to install its name and/or logo (provided that in no event shall the same include an "Objectionable Name," as defined below) (i) on the existing Building monument sign, in a location designated by Landlord, in Landlord's sole and absolute discretion, and (ii) at the entrance to the Sublet Premises, specifically located on the left-hand wall once you pass through the vestibule of the Building. The terms of Section 9.5 of the Lease (including Landlord's right to approve the size, design and composition of such signage) and Section 22 of the Sublease (including Subtenant's responsibility for the entire cost of installing, maintaining and removing such signage) shall be applicable to such foregoing signage rights. In no event shall such above-referenced signage include, identify or otherwise refer to a name and/or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Building, or which would otherwise reasonably offend a landlord of a comparable building (an "Objectionable Name"). The parties hereby agree that the name "Sutro BioPharma, Inc.," or any reasonable derivation thereof, shall not be deemed an Objectionable Name. Upon the expiration or earlier termination of the Sublease, Tenant shall, or shall cause Subtenant to, remove the above-referenced signage and shall cause the area in which such signage was located to be restored to the condition existing immediately prior to the installation of such signage. If such signage is not timely removed or areas in which such signage was located timely restored, as provided in the immediately preceding sentence, then Landlord may perform such work, and all costs incurred by Landlord in so performing shall be reimbursed to Landlord within thirty (30) days after Tenant's and/or Subtenant's receipt of an invoice therefor. The terms of this Section 4.8.2 shall survive the expiration or earlier termination of the Sublease and the Lease.
5.General Provisions.
5.1    Consideration for Sublease. Tenant and Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type payable by Subtenant to Tenant with regard to the Sublet Premises other than as disclosed in the Sublease.
5.2    Brokerage Commission. Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease and Tenant and Subtenant agree to protect, defend indemnify and hold Landlord harmless from and against the same and from any cost or expense (including, but not limited to, attorney's fees) incurred by Landlord in resisting any claim for any such brokerage commission.
5.3    Controlling Law. The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of California.
5.4    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and permitted assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.
5.5    Captions. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.
5.6    Partial Invalidity. If any term, provision or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
5.7    Attorneys' Fees. If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

IN WITNESS WHEREOF, the parties have executed this Consent to Sublease Agreement as of the day and year first above written.
"Landlord"
BRITANNIA POINTE GRAND LIMITED PARTNERSHIP

By:  HCP-Pointe Grand, Incorporated
        its general partner

By: /s/ Jonathan M. Bergschneider

Its: Executive Vice President

"Tenant"
EXELIXIS, INC.,
a Delaware corporation
By: /s/ Frank Karbe
Its: EVP & CFO

"Subtenant"

SUTRO BIOPHARMA, INC.,
a Delaware corporation
By: /s/ William J. Newell
Its: Chief Executive Officer

EXHIBIT A
THE SUBLEASE

See Exhibit 10.2 to Form 10-Q filed October 30, 2013

EXHIBIT A -1-